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                                                                   EXHIBIT 10.32


                             SECOND AMENDMENT TO THE
                MEDAPHIS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

         THIS SECOND AMENDMENT is made effective as of the 19th day of May, 1997, by MEDAPHIS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor");

                               W I T N E S S E T H

         WHEREAS, the Primary Sponsor adopted the Medaphis Corporation Employee Stock Purchase Plan (the "Plan") by indenture dated June 27, 1996;

         WHEREAS, the First Amendment to the Plan, which provided for two entry dates on January 1st and July 1st, respectively, became effective as of October 24, 1996; and

         WHEREAS, the Primary Sponsor desires to amend the Plan to allow for the investment of funds held in participant accounts in common stock of Medaphis Corporation in fractional share denominations.

         NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan as follows, effective as of the date first written above:

1. Section 6(a) of the Plan shall be amended by replacing Section 6(a) with the following:

                  "As of the beginning of each Purchase Period during each Enrollment Period, a Participant is granted an option to purchase that number of shares of Common Stock as does not exceed in value the result of dividing up to ten percent (10%) of the Participant's Compensation for that Purchase Period by the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the first business day of the Purchase Period, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the last business day of the Purchase Period."

2. Section 6(b) of the Plan shall be amended by replacing the first sentence thereof with the following:

                  "On the last business day of each Purchase Period during an Enrollment Period, each Participant will be deemed to have exercised his option to the extent of the funds then held in the Participant's Contribution Account and such funds will be applied to the purchase of shares (including fractional shares) of Common Stock; provided, however, the number of shares purchased for a Participant shall not be less than 1 share."
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         IN WITNESS WHEREOF, the Primary Sponsor has executed this Second
Amendment to the Plan as of the day and the year first above written.


                                        MEDAPHIS CORPORATION


                                             By: /s/ Daniel Connors
                                                 -------------------------------

                                             Title: SRVP Personnel & Admin.
                                                    ----------------------------
ATTEST:

By: /s/ Peggy Sherman
    ---------------------------------------

Title: VP, Assoc. Gen. Counsel & Ass't Sec.
       ------------------------------------
       [CORPORATE SEAL]








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